                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 11, 2000
                                                 -------------------------------



                            NOBLE INTERNATIONAL, LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                                    001-13581                             38-3139487
       --------                                    ---------                             ----------
(State or other jurisdiction                (Commission File Number)            (IRS Employer Identification No.)
of incorporation)

     33 Bloomfield Hills Parkway, Ste. 155, Bloomfield Hills, Michigan 48304
     -----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:     (248) 433-3093
                                                      ---------------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On January 11, 2000, Noble International, Ltd. (the "Company") completed the sale of all of the outstanding capital stock of its subsidiary Noble Canada Inc. ("NCI") an Ontario corporation including NCI's wholly-owned subsidiary Tiercon Industries, Inc., an Ontario corporation ("Tiercon") (the sale of NCI and Tiercon is hereinafter referred to as the "Tiercon Sale"). In addition, as part of the Tiercon Sale, the Company, through its wholly owned subsidiary Noble Component Technologies, Inc. ("NCT"), sold all of the outstanding capital stock of NCS's wholly owned subsidiaries Cass River Coatings, Inc. ("CRC") and Noble Component Technologies, Inc. ("NCT"). Collectively NCI, Tiercon, CRC and NCT comprised all of the operating companies within the Company's Plastics and Coatings segment.

         The purchase price for the sale of NCI was $83,269,549 in cash, plus the conversion of approximately 137,938 shares of the preferred stock of NCI into common stock of NCI (the preferred shares of NCI were exchangeable into common stock of the Company). In addition, the aggregate purchase price for the Tiercon Sale is subject to adjustment to the extent that the working capital of Tiercon, CRC and NCT exceeds or falls below $13,700,000. The purchase price was adjusted upwards at closing by an amount equal to ninety percent of the estimated working capital adjustment or $2,742,300. The final purchase price adjustment will be made within sixty days of closing following an audit of the closing balance sheet.

         The purchaser of the common shares of NCI held by the Company was an Ontario, Canada corporation ("Newco") whose shareholder is Royal Bank Equity Partners Limited. The holders of the preferred shares of NCI prior to their conversion to common shares of NCI were Wrayter Investments Inc. ("WI"), whose shareholders are Mr. Fraser Wray, Mr. Stephen Turner, and Mr. Douglas Hunter, and Robert Blake Jr. Messrs. Wray, Turner and Hunter were former officers and directors of the Company's wholly owned subsidiary NCI. Simultaneously with the transaction, the Company purchased Mr. Blake's preferred shares of NCI. Following the closing, WI exchanged the common stock of NCI it held for a minority interest in Newco.

         The purchase price for the sale of the outstanding capital stock of CRC and NCT was one dollar plus the retention by the Company of certain real property previously owned by CRC, valued at approximately $839,000, and the distribution to the Company of $1,800,043 of accounts receivable of Tiercon.

         The purchaser of CRC and NCT is a Michigan corporation which is a wholly owned subsidiary of Newco.

         The Company utilized the proceeds from the Tiercon Sale to eliminate the amounts outstanding under its existing credit facility.

Item 7.   Financial Statements and Exhibits.

         Exhibits.
         ---------

         2.1 Share Purchase Agreement among Noble International, Ltd., Noble Components & Systems, Inc., 1391295 Ontario Limited and Tiercon Holdings US, Inc. dated December 24, 1999.

         2.2 Amending Agreement to the Share Purchase Agreement among Noble International, Ltd., Noble Components & Systems, Inc., 1391295 Ontario Limited and Tiercon Holdings US, Inc. dated December 24, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NOBLE INTERNATIONAL, LTD.,

                                         a Delaware corporation
                                         (Registrant)

Date: January 26, 2000                   By: /s/ Michael C. Azar
                                            ------------------------------
                                                  Michael C. Azar,
                                                  Vice President, Secretary and
                                                  General Counsel



                                        3